SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report April 14, 1999
                                         --------------


                          COMMERCIAL PROPERTIES 3, L.P.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


         Virginia                     0-13341                    11-2680561
         --------                     -------                    ----------
State or other jurisdiction          Commission                  IRS Employer
    of incorporation                File Number               Identification No.


3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                            10285
---------------------------------------                            -----
Address of principal executive offices                            Zip Code



Registrant's telephone number, including area code (212) 526-3183
                                                   --------------

2


COMMERCIAL PROPERTIES 3 L.P.


Item 2. Disposition of Assets

On April 14, 1999, Commercial Properties 3, L.P., a Virginia limited partnership (the "Partnership"), sold Fort Lauderdale Commerce Center (the "Property") to an unaffiliated partnership, Fort Lauderdale Flexxspace, LTD. (the "Buyer"), for a selling price of approximately $12,547,885, net of closing adjustments and selling costs. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) during the second quarter of 1999.

3


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                          COMMERCIAL PROPERTIES 3, L.P.


                          BY: REAL ESTATE SERVICES VII, INC.
                              A General Partner


Date:  April 29, 1999         BY:    /s/Michael T. Marron
                                     --------------------
                              Name:  Michael T. Marron
                              Title: President and Chief Financial Officer